UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 25, 2020 (the “Effective Date”), Cohen & Company Inc., a Maryland corporation (the “Company”), and EBC 2013 Family Trust (the “EBC Trust”) entered into Amendment No. 1 to Senior Promissory Note (the “EBC Note Amendment”), which amended the Senior Promissory Note issued on September 25, 2019 by the Company to the EBC Trust in the aggregate principal amount of $2,400,000 (the “EBC Note”). The EBC Note Amendment amended the EBC Note to extend the maturity date thereunder from September 25, 2020 until September 25, 2021. Daniel G. Cohen (“Mr. Cohen”), the President and Chief Executive of the Company’s European operations and Chairman of the Company’s Board of Directors and the Board of Managers of Cohen & Company, LLC, the Company’s subsidiary (the “Operating LLC”), is a trustee of the EBC Trust.

On the Effective Date, the Operating LLC and Cohen Bros. Financial LLC, an entity of which Mr. Cohen is the sole member (“CBF”), entered into Amendment No. 3 to Investment Agreement (the “Investment Agreement Amendment”), which amended the Investment Agreement, dated September 29, 2017, between the Operating LLC and CBF, as amended (the “Investment Agreement”). As of the Effective Date, CBF had invested $8 million into the Operating LLC pursuant to the Investment Agreement, of which an investment balance of $6.5 million remained (the “Investment Balance”). Pursuant to the Investment Agreement Amendment, each of the Company and CBF agreed to amend the Investment Agreement (i) to extend the date thereunder pursuant to which the Company or CBF could cause a redemption of the Investment Balance from September 27, 2020 to January 1, 2021, and (ii) to state that no such redemption by the Company could be in violation of any loan agreement to which the Company was then a party.

On the Effective Date, (i) the Company and the Operating LLC entered into Amendment No. 1 to Securities Purchase Agreement (the “Securities Purchase Agreement Amendment”), by and among the Company, the Operating LLC, Mr. Cohen, and the DGC Family Fintech Trust, a trust established by Mr. Cohen (the “DGC Trust”), which amended the Securities Purchase Agreement, dated December 19, 2019, by and among the Company, the Operating LLC, Mr. Cohen, and the DGC Trust (the “Securities Purchase Agreement”); (ii) all of the members of the Operating LLC entered into Amendment No. 4 to Amended and Restated Limited Liability Company Agreement (the “Operating Agreement Amendment”), which amended the Amended and Restated Limited Liability Company Agreement of the Operating LLC, dated December 16, 2009, as amended (the “Operating Agreement”); and (iii) the Operating LLC and the DGC Trust entered into Amendment No. 1 to Convertible Senior Secured Promissory Note (the “DGC Note Amendment”), which amended the Convertible Senior Secured Promissory Note issued on March 10, 2017 by the Operating LLC to the DGC Trust in the aggregate principal amount of $15,000,000 (the “DGC Note”). Each of the Securities Purchase Agreement Amendment, the Operating Agreement Amendment and the DGC Note Amendment amended the Securities Purchase Agreement, the Operating Agreement and the DGC Note, respectively, to provide that the voting proxy which had been granted to the Company under such documents would be automatically revoked in the event that Mr. Cohen and/or his affiliates ceased to be the beneficial owners of a majority of the Company’s voting securities.

The foregoing descriptions of the EBC Note Amendment, the Investment Agreement Amendment, the Securities Purchase Agreement Amendment, the Operating Agreement Amendment and the DGC Note Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the EBC Note Amendment, the Investment Agreement Amendment, the Securities Purchase Agreement Amendment, the Operating Agreement Amendment and the DGC Note Amendment, respectively, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for information concerning the EBC Note Amendment, which information is incorporated by reference in response to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Amendment No. 1 to Senior Promissory Note, dated September 25, 2020, by and between Cohen & Company Inc. and the EBC 2013 Family Trust.

10.2*	Amendment No. 3 to Investment Agreement, dated September 25, 2020, by and between Cohen & Company, LLC and Cohen Bros. Financial LLC.

10.3*	Amendment No. 1 to Securities Purchase Agreement, dated September 25, 2020, by and among Cohen & Company Inc., Cohen & Company, LLC, Daniel G. Cohen and the DGC Family Fintech Trust.

10.4*	Amendment No. 4 to Amended and Restated Limited Liability Company Agreement, dated September 25, 2020, by and among each of the Members set forth on the signature pages thereto.

10.5*	Amendment No. 1 to Convertible Senior Secured Promissory Note, dated September 25, 2020, by and between Cohen & Company, LLC and the DGC Family Fintech Trust.

* Filed electronically herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: September 29, 2020	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer